Exhibit 99.1

Certifications Under Section 906 of the Sarbanes–Oxley Act of 2002

George P. Roberts and Leighton J. Stephenson hereby certify that:

1.	They are the Chief Executive Officer and Chief Financial Officer, respectively, of P-COM, Inc.

2.	The Form 10-Q report of P-COM, Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.
The information contained in the Form 10-Q report of P-COM, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of P-COM, Inc.

Dated:    November 14, 2002

/s/ George P. Roberts
George P. Roberts

/s/ Leighton J. Stephenson
Leighton J. Stephenson